As filed with the Securities and Exchange Commission on November 18, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Iowa Telecommunications Services, Inc.

(Exact name of registrant as specified in its charter)

Iowa	4813	42-1490040
(Jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

115 S. Second Avenue West

Newton, Iowa 50208

(641) 787-2000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Alan L. Wells

President and Chief Executive Officer

Iowa Telecommunications Services, Inc.

115 S. Second Avenue West

Newton, Iowa 50208

(641) 787-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey J. Rosen, Esq. Robert F. Quaintance, Jr., Esq. Peter A. Furci, Esq. Debevoise & Plimpton LLP 919 Third Avenue New York, New York 10022 (212) 909-6000	Steven J. Dickinson, Esq. Dorsey & Whitney LLP 801 Grand, Suite 3900 Des Moines, Iowa 50309 (515) 283-1000	David J. Goldschmidt, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 (212) 735-3000

Approximate date of commencement of proposed sale to the public:    As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1993, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☑ 333-114349

If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security to be Registered	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee(3)
Common Stock, par value $0.01 per share	$54,442,125	$6,895

(1)	Includes shares which the Underwriters have the option to purchase to cover over-allotments, if any.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.
(3)	The Registrant previously paid filing fees of $91,858 in connection with the initial filing of the Registration Statement on Form S-1 (File No. 333-114349) on April 8, 2004 (the “Registration Statement”) and paid additional filing fees of $2,248 on August 12, 2004 in connection with Amendment No. 2 to the Registration Statement. On September 30, 2004, in connection with Amendment No. 3 to the Registration Statement, the Registrant decreased the proposed maximum aggregate offering price as a result of which the applicable filing fee declined to $46,012. As a result, upon the effectiveness of the Registration Statement on November 17, 2004, the Registrant had a registration fee balance of $48,094 with the Securities and Exchange Commission. Pursuant to Rule 457(p) promulgated under the Securities Act, the Registrant is offsetting the filing fee due in connection herewith by applying $6,895 of such registration fee balance.

EXPLANATORY NOTE

This Registration Statement is being filed by Iowa Telecommunications Services, Inc. (the “Company”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and includes the Registration Statement facing page, this page, the signature page, an exhibit index, and an accountants’ consent. The Company hereby incorporates by reference into this Registration Statement on Form S-1 in its entirety the Registration Statement on Form S-1 (File No. 333-114349), as amended (including the exhibits thereto), declared effective on November 17, 2004 by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on behalf of the undersigned, thereunto duly authorized, in the City of Newton, State of Iowa, on November 18, 2004.

IOWA TELECOMMUNICATIONS SERVICES, INC.

By:	/s/ ALAN L. WELLS
Name: Alan L. Wells Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

IOWA TELECOMMUNICATIONS SERVICES, INC.

Name	Title	Date

* Alan L. Wells	President, Chief Executive Officer (Principal Executive Officer) and Director	November 18, 2004

* Craig A. Knock	Vice President and Chief Financial Officer (Principal Financial Officer and Accounting Officer)	November 18, 2004

* Edward J. Buchanan	Director	November 18, 2004

* Brian P. Friedman	Director	November 18, 2004

* Kevin R. Hranicka	Director	November 18, 2004

* Stuart B. Katz	Director	November 18, 2004

*	By:	/s/ DONALD G. HENRY	November 18, 2004

Donald G. Henry Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Exhibit Description

5.1	Opinion of Dorsey & Whitney LLP regarding legality (filed as exhibit 5.1 to the Registration Statement on Form S-1 of the Company (File No. 333-114349) and incorporated herein by reference)

8.1	Opinion of Debevoise & Plimpton LLP regarding tax matters (filed as exhibit 8.1 to the Registration Statement on Form S-1 of the Company (File No. 333-114349) and incorporated herein by reference)

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Dorsey & Whitney LLP (included in their opinion filed as exhibit 5.1 to the Registration Statement on Form S-1 of the Company (File No. 333-114349) and incorporated herein by reference)

23.3	Consent of Debevoise & Plimpton LLP (included in their opinion filed as exhibit 8.1 to the Registration Statement on Form S-1 of the Company (File No. 333-114349) and incorporated herein by reference)

24.1

Powers of Attorney (filed on signature page of the Registration Statement on Form S-1 of the Company (File No. 333-114349), filed with the Securities and Exchange Commission on April 8, 2004, and incorporated herein by reference)